Exhibit 4.2

                          COMMON STOCK PURCHASE WARRANT
                         EXERCISABLE UNTIL JUNE 30, 2003

                           AMERICAN BANK INCORPORATED
          ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

THIS CERTIFIES that

is the owner of that number of warrants as indicated above.

         Each Warrant entitles the registered holder thereof (the "Registered Holder") to purchase, subject to this Warrant and the Warrant Agreement dated ________, 2001, by and between the Company and Stock Trans, Inc. as Warrant Agent (the "Warrant Agent"), during the Warrant Exercise Period (as defined herein), one share of the Company's Common Stock, $0.10 par value per share (the "Stock") at the Exercise Price of $10.00 per share. The Company is a Pennsylvania Corporation with its principal office located in Allentown, Pennsylvania. Warrants are exercisable only for whole shares of Stock. The
Warrant Exercise Period Terminates June 30, 2003 (the "Expiration Date"). All Warrants shall become immediately void following the Expiration Date.

         Warrants may be exercised only for the purchase of whole shares of Stock by surrendering properly endorsed Warrant certificates to the Warrant Agent, accompanied by payment of the Warrant Exercise Price by certified or bank cashier's check for each share of Stock as to which the Warrant is being exercised and any applicable transfer or other taxes. Holders will receive cash payments if fractional shares result only is such result occurs because of the application of certain anti-dilution provisions as provided in the Warrant Agreement. The date of the exercise of any Warrant will be the date the Warrant certificate is duly presented to the Warrant Agent in proper form accompanied by payment of the full Warrant Exercise Price and any applicable taxes.

         The Warrant Certificate is transferable (subject to restrictions set forth in the Warrant Agreement) at the principal office of the Warrant Agent (or successor to the Warrant Agent) by the registered holder hereof in person or by his attorney duly authorized in writing, upon (i) surrender of this Warrant Certifciate, and (ii) compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different demoninations, representing in aggregate a like number of Warrants, will be issued to the transferee. Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant certified by the Warrant Agent, the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the remaining unexercised Warrants.

         Upon certain events unspecified in the Warrant Agreement, the Warrant Exercise Price, the number of shares of Stock Issuable upon exercise of each Warrant, and the Expiration Date may be adjusted.

         This Warrant Certificate shall not affiliate the Registered Holder to any of the rights of a stockholder in the Company without exception.

         This Warrant Certificate shall not be valid until it shall have been countersigned by the Warrant Agent.

         IN  WITNESS  WHEREOF,   American  Bank  Incorporated  has  caused  this
certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

Dated:

By  ____________________________    [SEAL]      By _____________________________
    ERIC W. VALAIKA, SECRETARY                     MARK W. JAINDL, PRESIDENT AND
                                                   CHIEF EXECUTIVE OFFICER

                           AMERICAN BANK INCORPORATED

                                 Purchase Form:
                                 Mailing Address

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         The  undersigned  hereby  irrevocably  elects to exercise  the right of purchase represented by the within Warrant for, and to purchase thereunder, _____________________ shares of the stock provided for therein, and requests that certificates for such shares be issued in the name of:

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     (Please print or typewrite name and address including postal zip code)

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and if such number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

DATED:_______________________________

Name of Warrantholder or Assignee:
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                                                    (Please Print)

Address:
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Signature:
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Signature Guaranteed:
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NOTE: THE SIGNATURE TO THIS  ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN
UPON THE FACE OF THE WARRANT CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrant)

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto


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          (Name and Address of Assignee Must Be Printed or Typewritten)

the within Warrant, hereby irrevocably constituting and appointing

                                                                        Attorney
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to  transfer  said  Warrant  on the books of the  Company,  with  full  power of substitution in the premises.

DATED:
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                                               Signature of Registered Holder

Signature Guaranteed:
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NOTE: THE SIGNATURE TO THIS  ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN
UPON THE FACE OF THIS WARRANT CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.